                                                                   EXHIBIT 10.34


                                      GTP

                                Juniper Networks



                Professional Services Alliance Agreement Between

                      Greenwich Technology Partners, Inc.

                                      AND

                             Juniper Networks, Inc.

This Professional Services Alliance Agreement (the "Agreement") is effective as of May 30, 2000 by and between Juniper Networks, Inc., a Delaware corporation with offices at 385 Ravendale Drive, Mountain View, CA 94043 (hereinafter referred to as "Juniper Networks") and Greenwich Technology Partners, Inc., a Delaware corporation with offices at 123 Main St, White Plains, NY 10601 (hereinafter referred to as "GTP"):

All exhibits are included herein by reference and/or attachment as integral parts of this Agreement:

In consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.   DEFINITIONS

     1.1 Confidential Information: means: (i) the Product, including software in object and source code form, and any related technology, ideas, algorithms or information contained therein, and any trade secrets related to any of the foregoing; (ii) either parts product plans, costs, prices, customer names, non-published financial information, marketing plans, business opportunities, personnel, research, development or know-how; (iii) any information designated by the disclosing party as confidential in writing or, if disclosed orally, designated as confidential at the time of disclosure and reduced to writing and designated as confidential in writing within 30 days; and
          (iv) the terms and conditions of this Agreement. "Confidential Information" will not include information that: (a) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (b) is known and has been reduced to tangible form by the receiving party at the time of disclosure and is not subject to restriction; (c) is independently developed by the receiving party without use of the disclosing party's Confidential Information; (d) is lawfully obtained from a third party who has the right to make such disclosure, (e) is released for publication by the disclosing party in writing; or (f) is disclosed pursuant to court order, requirements of any governmental agency or as otherwise required by law, after giving the disclosing party advance notice of such required disclosure and after assisting the disclosing party in its reasonable efforts to prevent or limit such disclosure.

     1.2 End-user: means a third party purchasing the Products (and licensing any related software) from Juniper Networks or Juniper Networks' resellers solely for internal use and without the right to license, assign or otherwise transfer such Product to any other third party.

     1.3 GTP Services: means all of the responsibilities of GTP hereunder or services performed pursuant to this Agreement.

     1.4 Pre-Existing Intellectual Property: means intellectual property developed, owned or licensed by or to GTP which is incorporated into or otherwise utilized by GTP in the performance of GTP's responsibilities hereunder.
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                                      -2-

     1.5 Products: means the choice of Juniper Networks products represented on Juniper Networks' most recent price list and purchased by an End-user.

     1.6 Support Services: means the support services provided by Juniper Networks to GTP, but only to the extent they relate to the Products.

     1.7 Telephone Support: means technical, telephone assistance provided by Juniper Networks to GTP qualified individuals on a 7 x 24 basis, excluding Juniper Networks recognized holidays, concerning the use of the Products.

     1.8 Term: Means a period of three years from the effective date of this Agreement, with automatic renewal for successive one-year periods, up to five years with the mutual consent of both parties.

     1.9 Service Programs: means deployment, managed deployment, and resident engineer services provided by GTP.

     1.10 Work Product: means anything prepared by GTP for or on behalf of an End-user or Juniper Networks pursuant to this Agreement, including without limitation any and all intellectual property that is results therefrom or is incorporated therein.

          Tools, software, methodologies, analytical techniques, and other aids or approaches used in developing the Work Product, which does not ultimately end up as part of the Work Product shall remain the exclusive property of GTP and would not be subject to the terms and conditions of the Agreement. GTP will inform Juniper Networks in writing of any tools, software, methodologies, analytical techniques, and other aids or approaches developed as part of a statement of work and subject to all terms and conditions in the Agreement.

2.   INTENT

     2.1 Purpose. The purpose behind the Agreement is to create a relationship between GTP and Juniper Networks pursuant to which GTP will be able to provide Juniper Networks with professional network services capability in North America. GTP will be able to provide such services by utilizing its expertise in strategy, design, architecture, implementation and overall network technology combined with its industry-specific knowledge. In addition, GTP will be able to offer End-users an integrated service offering to help End-users define strategies and implement those strategies. The parties also expect to engage in the following activities:

               .  Lead sharing
               .  Training and certification
               .  Joint customer visits
               .  Joint engagements, and
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                                      -3-

               .  Joint marketing opportunities.

     2.2 Premier Service Provider Agreement. This Agreement sets forth the terms and conditions under which Juniper Networks appoints, and GTP accepts such appointment, as a premier provider for Juniper Networks for professional services in North America. Juniper Networks agrees that GTP's status as a service provider is and shall remain the highest-level professional services affiliation available.

     2.3 Right of First Refusal. Juniper Networks agrees that GTP shall have a right of first refusal for the offering of the Service Programs, unless the End-user involved already has a preferred service provider.

     2.4 Compliance. Each party agrees that it shall provide to the other the necessary information as reasonably required by the other party to ensure compliance with this Agreement.

3.   OWNERSHIP OF DERIVATIVE PRODUCTS

     3.1 Ownership and Retention of Rights - All right, title and interest in and to the Work Product shall be exclusively vested in Juniper Networks. Juniper Networks shall have the right, at its own expense, to obtain and to hold in its own name copyrights, registrations, patents, or such other protection as may be appropriate to said Work Product. GTP acknowledges that such Work Product shall be deemed a work-made-for-hire and hereby relinquishes any claim to, or interest in, the Work Product. In the event GTP or a third party is deemed to be the author for copyright purposes or the inventor for patent purposes of any Work Product, GTP agrees to assign or cause such third party to assign, and assigns to Juniper Networks tiny and all copyrights, patent rights or other intellectual property or rights and interests therein. Both parties understand that there is knowledge and experience gained in the development of the Work Product. The knowledge and experience of the engineer or consultant developing the Work Product, remains the property of GTP. All ownership rights of Work Product for a specific End-user or project are contingent on payment in full by Juniper Networks of applicable invoices.

          GTP shall insert a proper statutory copyright notice at an appropriate location on copyrightable material, and on all portions and on all related items which may be subject to copyright protection, which copyright notice shall specify Juniper Networks as the sole copyright owner.

          The parties acknowledge and agree that the GTP Services to be provided hereunder may incorporate Pre-Existing Intellectual Property. GTP hereby grants to Juniper Networks a non-exclusive, worldwide, fully-paid up, irrevocable and perpetual license to use such Pre-Existing Intellectual Property as necessary or appropriate to Juniper Networks' practice of and enjoyment of its rights of ownership to, and use of, the Work Product and to make derivative works therefrom, provided that GTP retains all ownership rights and title to the Pre-Existing Intellectual Property. Juniper Networks may not sell or give to third parties or share Pre-Existing Intellectual Property with any third party other than the End-user for which GTP is providing services under this Agreement. GTP further agrees to give Juniper Networks, all such information and to execute all such additional documents as may be reasonably required to perfect Juniper Networks' rights to the foregoing license.

4.   JUNIPER NETWORKS RESPONSIBILITIES

     4.1 Promotion of Services. Juniper Networks shall use all reasonable efforts to: (i) successfully promote, and solicit orders for Service Programs on a continuing basis; (ii) comply with good business practices and all applicable laws and regulations, and (iii) diligently perform all other duties as mutually agreed upon herein.

     4.2 Providing Support Services. Juniper Networks shall offer Support Services to GTP that assist GTP in reaching optimum performance of, and resolving problem with the Products. At a minimum, Juniper Networks shall be able to:

          4.2.1. Answer general pre-sales and postsales questions, including but not limited to questions pertaining to basic integration and operation of the Products as needed.
          4.2.2. Provide all necessary technical and customer information to allow GTP to recreate any reported problem in its lab.
          4.2.3. Grant GTP access to Juniper Networks problem resolution databases, tech notes and related materials.
          4.2.4. As needed, at the sole discretion of the Juniper Networks, qualified Juniper Networks personnel will be provided at no cost to assist GTP in the fulfillment of Services Programs.

     4.3 Support Agreement. Juniper Networks shall make all reasonable efforts to insure that an End-user has an active and current Support Agreement prior to offering GTP Services under a Service Program. GTP shall not provide the same or similar services provided in the Juniper Networks support agreement for End-users or customers without a support agreement between such End-user and Juniper Networks in place.

     4.4 Problem Resolution. Each party shall keep the other informed as to any problems encountered with the Products and as to any resolutions arrived at for those problems. Juniper Networks shall use reasonable efforts to communicate promptly to GTP any and all modifications, design changes, or improvements to the Products.

     4.5 Notification. Each employee or agent of Juniper Networks shall be bound to comply with, and hold as Confidential Information, the terms and conditions of this Agreement.

5.   GTP RESPONSIBILITIES

     5.1 Promotion of Services. GTP shall use reasonable efforts to; (i) source, train, and certify engineers and consultants to support Service Program requirements; (ii) comply with good business practices and all applicable laws and regulations, and (iii) diligently perform all other duties, including the GTP Services, as mutually agreed upon herein.

     5.2 Service Offering. GTP shall be responsible for delivery of Servile Programs at End-users' facilities.

     5.3 Compliance with Laws. GTP shall be responsible for complying with the laws and regulations applicable in the territory, or any nation, or political subdivision thereof, in which it engages in business in performing its responsibilities hereunder.

     5.4 Collateral. GTP will furnish in electronic form any additional marketing, promotional or other sales materials ("Collateral") as GTP may create and deem useful to assist Juniper Networks in its marketing efforts with respect to Service Programs. Juniper Networks will furnish in electronic form any additional marketing, promotional or other sales materials ("Collateral") as Juniper Networks may create and deem useful to assist GTP in its marketing efforts with respect to Service Programs.

     5.5 Notification of Employees. Each employee or agent of GTP shall be bound to comply with, and hold as Confidential Information, the terms and conditions of this Agreement and any related subcontract.

6.   SUPPORT SERVICES

     6.1 Juniper Networks Provided Support. During the term, Juniper Networks agrees that it shall use all reasonable efforts to provide the Support Services specified in Article 4.2 to GTP.

7.   SUBCONTRACTING

     7.1 Juniper Networks as Prime Contractor. During the Term, Juniper Networks will function as the prime contractor to the End-user. Juniper Networks will subcontract work to GTP for Service Programs, in accordance with terms specified in Exhibit A, Sub-Contractor Agreement.
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                                      -6-

     7.2 GTP as Prime Contractor. During the Term, Juniper may elect to appoint GTP as the prime contractor to the End-user. Where GTP is the prime contractor, GTP will establish direct relationship with the End-user and all contractual and billing obligations shall be between GTP and the End-user. GTP will provide Juniper Networks regular status reports on End-user engagements where GTP is the prime contractor.

     7.3 Sub-Contracting. All services to be performed under this Agreement, may be performed by GTP or by third parties designated by GTP provided that such third parties have been approved in writing in advance by Juniper Networks.

     7.4 Referrals - All referrals provided by Juniper Networks will be the sole responsibility of GTP unless otherwise designated by Juniper Networks. GTP agrees to provide Juniper Networks with general status update on referral opportunities.

8.   TERM AND TERMINATION

     8.1 Term and Termination for Cause. The term of this Agreement shall be three years from the effective date hereof; provided, however that either party has the right to terminate this Agreement if the other party breaches or is in default of any obligation hereunder, including the failure to make any payment when due, which default is incapable of cure or which, being capable of cure, has not been cued within thirty (30) days after receipt of written notice from the non-defaulting party or within such additional cure period as the non-defaulting party may authorize.

     8.2 Action against Either Party. Either party may terminate this Agreement in the event of filing by or against either party of any action under any federal, state or other applicable bankruptcy or insolvency law, which is not dismissed or otherwise favorably resolved within thirty (30) days of such event.

     8.3 No Harm Upon Termination. Except as otherwise expressly provided herein, upon the expiration or lawful termination of this Agreement, neither party shall be entitled to, and to the fullest extent permitted by law waives, any statutorily prescribed or other compensation, reimbursement or damages for loss of goodwill, clientele, prospective profits, investments or anticipated sales or commitments of any kind.

     8.4 Responsibilities Upon Termination. Nothing in this Agreement ill affect: (i) the rights and liabilities of either party with respect to Products or services sold prior to termination; (ii) any indebtedness then owing by either party to the other; (iii) obligations imposed by the provisions of this Agreement which expressly survive termination, or (iv) any liability for damages resulting from an actionable breach. Upon termination, GTP agrees to complete any Work in progress (unless Juniper Networks notifies GTP otherwise) and Juniper Networks will pay GTP for all such Work performed.

     8.5 Survival of Terms. All terms and conditions of this agreement, which should by their nature survive their termination of the agreement with GTP, shall so survive.

9.   RELATIONSHIP OF THE PARTIES

     9.1 No Agency. Nothing contained in this Agreement shall be construed to give either party the power to director control the day-to-day activities of the other.

     9.2 Non-Solicitation. During the term of this Agreement and for a period of one (1) year after its termination, each party agrees not, in any way, directly or indirectly, to hire or solicit for hire as an employee, consultant or otherwise any personnel of the other without the other party's express written consent.

     9.3 Joint Opportunities. Juniper Networks and GTP will pursue on all reasonable basis technical and marketing opportunities to provide value-added services and competitively differentiating solutions to End-users. In this regard, Juniper Networks and GTP agree to the following:

          9.3.1. Cost of such programs and developments shall be negotiated on a case-by-case basis on a good faith basis between the parties.
          9.3.2. All marketing costs shall be borne by each party implementing such program, unless prior agreement to share costs has been established.
          9.3.3. Each party shall provide links from each parts web site to the other party's web site in a consistent manner.

     9.4 Indemnification. GTP shall indemnify and hold Juniper Networks harmless from and defend Juniper Networks against any and all claims, judgments, awards, costs, expenses, damages, and liabilities (including reasonable attorney's fees) of any kind and nature that may be asserted against or incurred by Juniper Networks directly or indirectly arising from or relating to any act of GTP, including the performance of any service for any third party or the performance of any obligation by GTP hereunder. GTP's liability shall be limited to amounts paid by End-user for services performed pursuant to the applicable Exhibit. Similarly Juniper Networks shall indemnify and hold GTP harmless by like terms, including the performance of any Juniper Networks equipment, software, or Product.

10.   CONFIDENTIAL INFORMATION

10.1 The terms of this Agreement are Confidential Information and shall not be disclosed by either party in any manner (including but not limited to news releases, articles, brochures, advertisements, speeches or other information releases) without the prior written approval of the other party. Juniper Networks agrees that it shall require any third parties that need access to GTP Confidential Information, to treat such Confidential Information with the same degree of care as provided herein.
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                                      -8-

10.2 Each Party shall mark Confidential Information as "Confidential". Information not marked as such shall not be deemed Confidential.

10.3 Each Party receiving Confidential Information (the "Recipient") agrees, as to any such Confidential Information that may be disclosed to it by the other party hereunder (the "Discloses"):

         (i) to protect such Confidential Information from disclosure to others, using the same degree of care used to protect its own confidential or proprietary information of like importance, but in any case using no less than a reasonable degree of care. Recipient may disclose Confidential Information received hereunder to (x) is affiliates who agree in advance, in writing, to be bound by this Agreement, and (y) to its employees and subcontractors, and its affiliates' employees and subcontractors, who have a need to know, for the purpose of this Agreement, and who are bound to protect the received Confidential Information from unauthorized use and disclosure under the terms of a written agreement. Confidential Information shall not otherwise be disclosed to any third party without the prior written consent of the Discloser;

         (ii) to use such Confidential Information only for the purposes of this Agreement or as otherwise expressly permitted by this Agreement;

        (iii) not to make copies of any such Confidential Information or any part thereof except for the purposes of this Agreement;

         (iv) to reproduce and maintain on any copies of any Confidential Information such proprietary legends or notices (whether of Discloser or a third party) as: are contained in or on the original or as the Discloser may otherwise reasonably request;

         (v) not to modify, prepare derivative works from, decompile, disassemble, or reverse engineer any Confidential Information.

10.4 The Work Product shall be the Confidential Information of GTP and Juniper Networks, and it shall be designated as Confidential Information by appropriate markings upon its generation, replication or internal dissemination.

10.5 The restrictions of this Article 10 on use and disclosure of Confidential Information shall not apply to information that:

         (i) was publicly known at the time of Discloser's communication thereof to Recipient;

         (ii) becomes publicly known through no fault of Recipient subsequent to the time of Discloser's communication thereof to Recipient;

        (iii) was in Recipient's possession free of any obligation of confidence at the time of Discloser's communication thereof to Recipient;

         (iv) is developed by Recipient independently of and without reference to any of Discloser's Confidential Information or other information that Discloser disclosed in confidence to any third party;

         (v) is rightfully obtained by Recipient from third parties authorized to make such disclosure without restriction; or

         (vi) is identified by Discloser as no longer proprietary or confidential.

10.6 In the event Recipient is required by law, regulation or court order to disclose any of Discloser's Confidential Information, Recipient will promptly notify Discloser in writing prior to making any such disclosure in order to facilitate Discloser seeking a protective order or other appropriate remedy from the proper authority. Recipient agrees to cooperate with Discloser in seeking such order or other remedy. Recipient further agrees that if Discloser is not successful in precluding, the requesting legal body from requiring the disclosure of the Confidential Information, it will furnish only that portion of the Confidential Information, which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information.

10.7 All Confidential Information disclosed under this Agreement (including information in computer software or held in electronic storage media) shall be and remain the property of Discloser. All such information in any computer memory or data storage apparatus shall be erased or destroyed and all such information in tangible form shall be returned to Discloser, promptly upon the earlier of: (i) the written request of the Discloser,
      (ii) completion or termination of the applicable statement of work, or
      (iii) termination or expiration of this Agreement, and shall not thereafter be retained in any form by Recipient; except that in any event, to the extent is Pre-Existing Intellectual Property in which case Juniper Networks shall be entitled to keep such Confidential Information and use it as described herein.

10.8 The parties acknowledge that their respective Confidential Information is unique and valuable, and that breach by either party of the obligations of this Agreement regarding such Confidential Information and intellectual property rights will result in irreparable injury to the affected party for which monetary damages alone would not be an adequate remedy. Therefore, the parties agree that in the event of a breach or threatened breach of such provisions, the affected party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or anticipated breach without the necessity of posting a bond. Any such relief shall be in addition to and not in lieu of any appropriate relief in the way of monetary damages.

11   TRADEMARKS

     11.1 Authorized Use of Trademarks. All advertising and other promotional materials in which trademarks are used shall be subject to the prior written approval of the appropriate party.

     11.2 Defense of Trademarks. Neither party will at any time challenge, or assist others in challenging, the other party's trademarks or other proprietary rights.

12   LIMITATION OF LIABILITY

     12.1 Limitation of Liability. Under no circumstances shall either party liable to the other for any special, incidental, indirect, statutory or consequential damages (including lost revenue or profits) resulting from, arising out of, or related to its performance or failure to perform any of its obligations under, or breach of, this Agreement, whether or not such party has been advised, knew, or should have known, of the possibility of such damages.

13   ENFORCEMENT OF AGREEMENT

     13.1 Governing Law. This Agreement shall be governed by the laws and in accordance with the laws of the State of New York, U.S.A.

     13.2 Jurisdiction. The U.S. federal and state courts of the State of Network, U.S.A., shall have sole and exclusive jurisdiction and venue to adjudicate over any actions relating to the subject matter of this Agreement.

     13.3 Assignment. Neither party may assign this Agreement without the prior written consent of the other party which consent shall not be unreasonably withheld. For the purposes of this Section, "assignment" does not include any direct or indirect change in the ownership or control of Juniper Network.

     13.4 Waiver. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

     13.5 Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to affect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

     13.6 Force Majeure. Except for the obligation to make payments hereunder, nonperformance of either party shall be excused to the extent that performance is rendered impossible due to any cause beyond such party's control.

14   NOTICE

     14.1 Notices. Any notice, report, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been duly given two days after dispatch if delivered: (i) personally, or mailed or sent by overnight courier to the respective addresses of the parties as set forth below or as either party may designate by like notice from time to time, or (ii) by telegram or confirmed fax.

     If to GTP:

           Greenwich Technology Partners, Inc.
           123 Main St, White Plains, NY 10601
           Attention: Director of Legal Affairs
           Telephone: 203-969-1500
           Facsimile: 203-969-3340

     If to Juniper Networks:

           Juniper Networks, Inc.
           385 Ravendale Drive
           Mountain View, CA 94043
           Attention: Lisa C. Berry
           Telephone: 650-318-3384
           Facsimile: 650-318-3397

           After June 26, 2000
           1194 Mathilda Avenue
           Sunnyvale, CA 94089
           Telephone: 408-745-4884
           Facsimile: 408-745-4897

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

15   CONSTRUCTION AND INTERPRETATION

     15.1 Section Headings. The section headings contained herein are for convenience of reference only and shall not be considered as substantive parts of this Agreement. The use of the singular or plural form shall include the other form and the use of the masculine, feminine or neuter gender shall include the other genders.

     15.2 Interpretation. In construing or interpreting this Agreement, the word "or" shall not be construed as exclusive, and the word "including" shall not be limiting.

      15.3 Interpretation of Agreement. The parties agree that this Agreement shall be fairly interpreted in accordance with is terms without any strict construction in favor of or against either party.

16    NO OTHER RIGHTS

16.1 Nothing contained in this Agreement shall be construed as conferring by implication, estoppels or otherwise upon either party hereunder any license or other right except the licenses, rights and uses expressly granted hereunder to a party hereto.

17    AUTHORIZATION WARRANTY

17.1 Each party represents, warrants and covenants that it has or will obtain appropriate agreements from all third parties sufficient to enable full compliance with all the provisions of this Agreement and all attached Exhibits.

18    ENTIRE AGREEMENT

18.1 Entire Agreement. The provisions of this Agreement, including all Exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements or representations, oral or written, regarding such subject matter. This Agreement may not be modified or amended except in writing signed by a duly authorized representative of each party.

IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES.

Greenwich Technology Partners, Inc.            Juniper Networks, Inc.

/s/ Joseph P. Beninati                         /s/ Lisa C. Berry
-----------------------------------            ------------------------------------------
(Signature)                                    (Signature)

Joesph P. Beninati                             Lisa C. Berry
-----------------------------------            ------------------------------------------
(Name)                                         (Name)

CEO                                            Vice President, General Counsel, Secretary
-----------------------------------            ------------------------------------------
(Title)                                        (Title)

   5/31/00                                             5/27/2000
-----------------------------------            ------------------------------------------
(Date)                                         (Date)

                      EXHIBIT A - SUBCONTRACTING AGREEMENT

This Subcontracting Agreement (the "Subcontracting Agreement"), is entered into on __________________, by and between Greenwich Technology Partners, Inc., a Delaware corporation(hereinafter referred to as "GTP") and Juniper Networks, Inc., a Delaware corporation (hereinafter referred to as "Juniper Networks").

Whereas, Juniper Networks entered into an agreement with carrier, enterprise, and service provider clients hereinafter referred to as the "Client", pursuant to which Juniper Networks was engaged to provide services to the Client; and

Whereas, Juniper Networks desires to enter into an agreement with GTP, pursuant to which Juniper Networks desires to retain the services of GTP for the purpose of providing services for Client and GTP agrees to provide services as a subcontractor to Juniper Networks under the agreement between the Juniper Networks and the Client;

Now Therefore, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.   Term and Termination

     This Subcontracting Agreement shall commence as of the date herein provided and may be terminated at any time by Juniper Networks or GTP in writing upon thirty (30) days prior notice and may be terminated by either party provided that the other party is notified in writing thirty (30) days prior to the termination date. Notice shall be given in the manner provided in
     Section 3. Juniper Networks agrees to pay GTP for services performed up to the effective date of termination, at the agreed upon fixed price professional services amount or hourly, daily, monthly, or annual rates for Service Programs.

2.   Rates and Invoicing

     GTP will invoice Juniper Networks at the end of each month and Juniper Networks will pay for services performed within thirty (30) days after receipt of invoice for Service Programs. In the event of any questions or dispute relating to any invoice, Juniper Networks will pay the undisputed portion of the invoice within thirty (30) days after receipt and will pay any remaining amounts within twenty (20) days after all questions and disputes have been resolved to both parties' satisfaction.

3.   Notices

     Any notice, report, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been duly given two days after dispatch if delivered: (i) personally, or mailed or sent by overnight courier to the respective addresses of the
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                                      -2-

parties as set forth below or as either party may designate by like notice from time to time, or (ii) by telegram or confirmed fax.

     If to GTP:

          Greenwich Technology Partners, Inc.
          123 Main St, White Plains, NY 10601
          Attention: Director of Legal Affairs
          Telephone: 203-969-1500
          Facsimile: 203-969-3340

     If to Juniper Networks:

          Juniper Networks, Inc.
          385 Ravendale Drive
          Mountain View, CA 94043
          Attention: Lisa C. Berry
          Telephone: 650-318-3384
          Facsimile: 650-318-3397

          After June 26, 2000
          1194 Mathilda Avenue
          Sunnyvale, CA 94089
          Telephone: 408-745-4884
          Facsimile: 408-745-4897

4.  Warranties

Juniper Networks, for itself and on behalf of any third party that Juniper Networks enters into agreements with, warrants that:

     a. Any materials provided by Juniper Networks hereunder do not and will not violate or infringe on any patent, trademark, service mark, trade secret, copyright, right of privacy, or right of publicity or contain libelous matter, and GTP's proposed use of such materials will not violate any such rights; Juniper Networks shall indemnify and hold harmless GTP, its owners, affiliates, subsidiaries, agents, directors and employees from and against all liabilities that may result by reason of any infringement or claim of infringement of any patent, trademark, copyright, trade secret or other proprietary right relating to services and/or deliverables or network products and/or the use thereof. Juniper Networks will defend and/or settle at its own expense any action brought against GTP to the extent that it is based on a claim that any services, deliverables or network products and/or the use thereof, infringe any patent, trademark, copyright, trade secret or other proprietary right.
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                                      -3-

     b. Juniper Networks is (or, as to materials to be provided in the future, will be) the owner of the entire right, title and interest in any and all materials provided to GTP and has the right to provide such materials to GTP; and said rights are not subject to such prior agreements, liens or other rights which may interfere with or impair the use of such materials under this Subcontracting Agreement.

     c. GTP will have no liability to Client or Juniper Networks for any defects relating to any underlying products, hardware, software or Services provided by Juniper Networks. It is understood that the underlying products were purchased by Client directly from someone other than GTP.

     d. If there are any errors, malfunctions or defects in the modifications made by GTP to the underlying Products which are discovered during the term of this Subcontracting Agreement, GTP will use its reasonable efforts to promptly remedy such, provided that Juniper Networks gives GTP written notice thereof and provides GTP with sufficient information regarding such breach. GTP shall not be responsible for any errors, malfunctions or defects in the modifications made by GTP to the underlying Products that are not due to the fault or negligence of GTP and that could not have been reasonably foreseen or provided against. Juniper Networks shall notify GTP of the breach within 21 days of its occurrence and GTP shall have 15 days following notification to correct the deficiencies.

     GTP warrants that:

     a. All GTP Services provided hereunder to Juniper Networks and/or the End-user shall be performed in a workmanlike manner to the established standards of such services in the industry.

5.   No Other Relationship/Obligations

     Neither party shall have any right, power or authority to assume, create, or incur any expense, liability, or obligation, expressed or implied, on behalf of the other party, except as expressly provided herein. This Subcontracting Agreement is not intended to be nor shall it be construed as a joint venture, association or other form of business organization.

6.  Supremacy of this Subcontracting Agreement

     The terms and conditions of this Subcontracting Agreement, together with the Service and Support Alliance Agreement and any documents referenced herein or therein represent the entire agreement between GTP and Juniper Networks for GTP's services and supersede any prior written agreement or understanding not incorporated herein. In the event of inconsistencies between this Subcontracting Agreement (including the related documents described in the previous sentence) and any prior written agreement or understanding, the terms of this Subcontracting Agreement (including the related documents described in the previous sentence) shall prevail. The provisions of this

     Subcontracting Agreement shall not be changed, modified or waived in any way except when agreed to in writing and signed by both parities and stating expressly that it constitutes a modification of this Subcontracting Agreement.

9.   Severability

     If any term or provision of this Subcontracting Agreement shall be held to be invalid, void or unenforceable, then the remainder of this Subcontracting Agreement shall not be affected, impaired or invalidated, and each such term and provision of this Subcontracting Agreement shall be valid and enforceable to the fullest extent permitted by law.

10.  General

     (a) Section Headings. Section headings are for convenience only and shall not be a part of the terms and conditions of this Subcontracting Agreement.

     (b) Waiver. Failure by either party at any time to enforce any obligation by the other party, to claim a breach of any term of this Subcontracting Agreement or to exercise any power agreed to hereunder will not be construed as a waiver of any right, power or obligation under this Subcontracting Agreement, will not affect any subsequent breach, and will not prejudice either party as regards any subsequent action.

     (c) Governing Law. This Subcontracting Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

     (d) Survival. All terms and conditions of this Subcontracting Agreement, which should by their nature survive shall so survive.